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                                                                    Exhibit 10.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Amendment is made as of the 23rd day of May 2002, by and between IPARTY RETAIL STORES CORP. ("iParty Retail"), a Delaware corporation, and IPARTY CORP. ("iParty Corp.") , a Delaware corporation, (iParty Retail and iParty Corp. are collectively referred to as the "BORROWER"), and WELLS FARGO RETAIL FINANCE, L.L.C., a Delaware limited liability company (the "LENDER").

                                    RECITALS

     The Borrower, iParty Retail, and the Lender have entered into a Loan and Security Agreement dated as of August 23, 2000 (the "LOAN AGREEMENT").

     The Borrower, iParty Retail, may request certain advances from the Lender from time to time pursuant to the Loan Agreement and the Borrower, iParty Retail, may request that certain letters of credit be issued for its account under the Loan Agreement, and the Lender shall, subject to the terms and conditions of the Loan Agreement, make loans to the Borrower, iParty Retail, or issue or cause to be issued letters of credit. The Lender may demand repayment of the loans at any time pursuant to the terms of the Loan Agreement.

     The loan advances under the Loan Agreement are evidenced by the Borrower, iParty Retail's, Master Note dated as of August 23, 2000, in the maximum principal amount of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars and payable to the order of the Lender (the "NOTE").

     All indebtedness of the Borrower, iParty Retail, to the Lender is secured pursuant to the terms of the Loan Agreement and all other related security documents (collectively, the "SECURITY DOCUMENTS") and is guaranteed pursuant to the unconditional guarantees of the Guarantors defined therein (the "GUARANTOR").

     The Borrower, iParty Retail, has requested that certain amendments be made to the Loan Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. The Loan Agreement is hereby amended as follows:

          (a) The term "BORROWER" as used in the Loan Agreement is hereby amended to mean iParty Retail Stores Corp., a Delaware corporation ("iPARTY RETAIL"), iParty Corp., a

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     Delaware corporation ("IPARTY CORP"), and the entities which are now, or in accordance with Section 14-19 become, Borrowers hereunder.

          (b) The definition of "MATURITY DATE" is hereby stricken in its entirety and the following new definition of "MATURITY DATE" substituted therefor:

               "`MATURITY DATE':July 31, 2004."

          (c) The definition of "BORROWING BASE" is hereby stricken in its entirety and the following new definition of "BORROWING BASE" substituted therefor:

               "`BORROWING BASE': Means the lesser of (i) or (ii), where (i) is Sixty-five (65%) percent of the aggregate value of Acceptable Inventory at Cost, and (ii) is Ninety (90%) percent of the most recently determined Net Retail Liquidation Value, or One Hundred (100%) percent of the most recently determined Net Retail Liquidation Value (the "Seasonal Advance Rate") during the months of June and July."

          (d) The definition of "INVENTORY RESERVES" is hereby stricken in its entirety and the following new definition of "INVENTORY RESERVES" substituted therefor:

               "`INVENTORY RESERVES": Such reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the current Retail or market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                (a)      shrinkage;
                (b)      customer deposits;
                (c)      sales tax attributable to the State of Florida;
                (d)      damaged/unsaleable goods; and
                (e)      Non-SKU items.

          Notwithstanding the foregoing, so long as the Business Plan attached to the Loan Agreement as Exhibit 9-10 is in effect and Borrower performs in substantial compliance therewith and there is not then existing any Event of Default, Lender shall not establish Reserves for (i) obsolescence (determined based upon Inventory on hand beyond a given number of days),
     (ii) seasonality, (iii) imbalance, (iv) change in inventory character, composition or mix, (v) markdowns (both permanent and point of sale) or
     (vi) retail markons or markups inconsistent with prior period practice and performance, or advertising calendar and planned advertising events."


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          (e) Section 1-8(a) is stricken in its entirety and the following new
     Section 1-8(a) substituted therefor:

               "(a) The unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus one (1%) percent but in no event less than six and one half of one (6.5%) percent per annum or in excess of the maximum rate permitted by applicable law: such rate of interest shall be effective as of October 1, 2001."

          (f) Section 1-9(b) is stricken in its entirety and the following new
     Section 1-9(b) substituted therefor:

               "(b) Collateral Monitoring Fees. On the execution date hereof and on the first day of each month thereafter, a collateral monitoring fee in the amount of Three Thousand Five Hundred ($3,500) Dollars for all loans, or in the alternative, Five Thousand ($5,000) Dollars if there were any outstanding loans under the Seasonal Advance Rate for the previous month; provided, however, that the first collateral monitoring fee payable hereunder shall be prorated in accordance with the number of days remaining in such month."

          (g) Section 2-1(b) is hereby stricken in its entirety and the following new Section 2-1(b) substituted therefor:

               "(b) All Accounts, accounts receivable, contracts, contract rights, notes, Chattel Paper (whether tangible or electronic), Deposit Accounts, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Supporting Obligations, Commercial Tort Claims, bills, drafts, acceptances, General Intangibles, Instruments, Documents, Document of Title, securities, Security Entitlements, Security Accounts, Investment Property, choses in action, and all other debts, obligations and liabilities in whatever form, owing to Borrower from any Person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services."

          (h) The following new Sections 5-27, 5-28, 5-29 and 5-30 are hereby added:

               "5-27. GOODS IN POSSESSION OF BAILEE. If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgment from the bailee, in

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          form and substance satisfactory to Lender, that the bailee holds such
          Collateral for the benefit of Lender and shall act upon the instructions of Lender, without the further consent of Borrower. Lender agrees with Borrower that Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

               5-28. LETTERS OF CREDIT. If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (b) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied in the same manner as any other payment on an Account.

               5-29. COMMERCIAL TORT CLAIMS. If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein, and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

               5-30. CHANGES IN LEGAL STATUS. The Borrower shall not (a) change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or (b) change its type of organization, jurisdiction or organization or other legal structure; without providing thirty (30) days' prior written notice to Lender in each case. If the Borrower does not have an organizational identification number and later obtains one, the Borrower shall forthwith notify the Lender of such organizational identification number."

          (i) Section 7-5(a) is hereby stricken in its entirety and the following new Section 7-5(a) substituted therefor:

               "(a) On each Banking Day, upon receipt by Lender, the Lender shall apply towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one (1) Banking Day after such transfer, provided, however, if no Liabilities are outstanding, then any amounts contained in the Concentration Account shall then be transferred immediately to the Funding Account."

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          (j) Section 9-9(b) is hereby stricken in its entirety and the following new Section 9-9(b) substituted therefor:

               "(b) Upon the Lender's request from time to time after reasonable notice (except after the occurrence of an Event of Default, when the requirement for reasonable notice will not be applicable), the Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are reasonably satisfactory to the Lender and following such methodology as may be required by the Lender, each of which physical counts and/or financial or SKU based inventories shall, at Lender's request, be observed by the Borrower's accountants. The Lender will require the Borrower to conduct one (1) such count and/or inventory during each twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period. The draft or unaudited results of all inventories or counts shall be furnished to Lender immediately thereafter and final, reconciled results within fifteen (15) days of the taking of such inventories or counts. The Lender reserves the right to seek directly unaudited or draft results from such inventory takers."

          (k) The following new Sections 11-7 and 11-8 are hereby added:

               "11-7. SALES ON CREDIT. If the Lender sells any of the Collateral on credit, the Borrower will be credited only with payments actually made by the purchaser of such Collateral and received by the Lender. If the purchaser fails to pay for the Collateral, the Lender may re-sell the Collateral and the Borrower shall be credited with the proceeds of the sale.

               11-8. STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature,
          (f) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of


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          Collateral, whether or not the Collateral is of a specialized nature,
          (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section."

          (l) Sections 13-1 and 13-3 are hereby stricken in their entirety and the following new Sections 13-1 and 13-3 substituted therefor:

               "13.1. TERMINATION OF REVOLVING CREDIT. This Agreement is, and is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the Maturity Date, and thereafter for successive twelve-month periods, each beginning on the 1st day of August (commencing 2004) of each year and ending on July 31st of the following year (each such twelve-month period is hereinafter referred to as a "RENEWAL TERM"); provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least forty-five (45) days prior to the end of any such period whereupon at the end of such period all Liabilities shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Liabilities is otherwise due and payable pursuant to the agreement or instrument evidencing same. Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Lender's rights and remedies hereunder and Borrower's obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Liabilities outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Lender, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral

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          shall be released or financing statement terminated until such final and irrevocable payment in full of the Liabilities, as described in the preceding sentence.

               13.3. PREPAYMENT PREMIUM. If Borrower pays in full all or substantially all of the Liabilities prior to the end of the initial term of this Agreement (or any renewal term), other than temporarily from funds internally generated in the ordinary course of business or through an infusion of capital of, or into, iParty Corp. (provided this Agreement is not terminated as a consequence of such payment or infusion or otherwise), at the time of such payment Borrower shall also pay to Lender a prepayment premium in an amount equal to: (i) two (2%) percent of the unpaid principal balance of the Loan Account, if prepaid on or before July 31, 2003, and (ii) one (1%) percent of the unpaid principal balance of the Loan Account, if prepaid after July 31, 2003 and before the Maturity Date. Any tender of payment in full of the Liabilities following an acceleration by Lender of the Liabilities pursuant to ARTICLE 10 hereof, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned prepayment premium.

               Such prepayment premium shall be paid to Lender as additional consideration, and in view of the impracticality and extreme difficulty of ascertaining the actual amount of damages to the Lender or profits lost by the Lender as a result of such early terminations and by mutual agreement of the parties as to a reasonable estimation and calculation of the Lender's lost profits or damages, as liquidated damages for the loss of the bargain by Lender and not as a penalty."

          (m) The following new Sections 14-19 and 14-20 are hereby added:

               "14-19. ADDITIONAL BORROWERS. With the prior written consent of the Lender, an Affiliate of the Borrower may become a Borrower hereunder (a "NEW BORROWER") by executing and delivering to the Lender an assumption agreement in the form of EXHIBIT D annexed hereto and by executing and delivering to the Lender a demand promissory note in the maximum principal amount of the Credit Limit payable to the order of the Lender and executed by the New Borrower and the then existing Borrower(s).

               14-20. JOINT AND SEVERAL LIABILITY.

               (a) Each Borrower is accepting joint and several liability under this Agreement and the Master Note in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Liabilities of each Borrower to Lender.

               (b) Each Borrower, jointly and severally, hereby irrevocably and

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          unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Liabilities of each Borrower to Lender under this Agreement and the Master Note (including, without limitation, any Liabilities arising under this section), it being the intention of the parties hereto that all the Liabilities of each Borrower to Lender under this Agreement and the Master Note shall be the joint and several Liabilities of each of the Borrowers without preferences or distinction among them.

               (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Liabilities of each Borrower to Lender under this Agreement or the Master Note, as and when due or to perform any of such Liabilities in accordance with the terms thereof, then in each such event the other Borrower, under this Agreement or the Master Note will make such payment with respect to, or perform, such Liabilities.

               (d) The Liabilities of each Borrower under the provisions of this section constitute full recourse Liabilities of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

               (e) Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any loans made under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Liabilities of each Borrower to Lender under this Agreement and the Master Note, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Liabilities of each Borrower to Lender under this Agreement and the Master Note, the acceptance of any payment of any of such Liabilities, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Liabilities of each Borrower to Lender under this Agreement and the Master Note, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Liabilities of each Borrower to Lender or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on Lender's part with respect to the failure by any Borrower to comply with any of its respective Liabilities, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this section, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Liabilities under this section, it being the intention of each Borrower that, so long as any of the Liabilities under this Agreement remain unsatisfied, the Liabilities of such Borrower under this section shall not be discharged except by performance and then only to the extent of such performance. The Liabilities of each Borrower under this section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Lender. The joint and several liability of each Borrower under this Agreement shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or Lender.

               (f) The provisions of this section are made for the benefit of Lender and Lender's successors and assigns, and may be enforced by Lender in good faith from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on Lender's part first to marshal any of its claims or to exercise any of its rights against any Borrower or to exhaust any remedies available to Lender against any other Borrower or to resort to any other source or means of obtaining payment of any of the Liabilities under this Agreement or to elect any other remedy. The provisions of this section shall remain in effect until all of the Liabilities of each Borrower to Lender under this Agreement and the Master Note shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of such Liabilities of each Borrower to Lender, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this section will forthwith be reinstated in effect, as though such payment had not been made.

               (g) Until such time as all outstanding Liabilities are paid and discharged in full, each Borrower agrees that it shall not have, and hereby expressly waives: (i) any right to subrogation or indemnification, and any other right to payment from or reimbursement by any other Borrower, in connection with or as a consequence of any payment made by any Borrower to Lender, (ii) any right to enforce any right or remedy which Lender have or may hereafter have against any other Borrower, and (iii) any benefit of, and any right to participate in (A) any collateral now or hereafter held by Lender, or (B) any payment to Lender by, or collection by Lender from any other Borrower. The provisions of this paragraph are made for the express benefit of each Borrower as well as Lender, and may be enforced independently by each Borrower or any successor in interest to each Borrower."

          (n) The following new Section 14-21 is hereby added:

               "14-2. FINANCING STATEMENTS. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. All reasonable charges, expenses and fees Lender may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Lender, and any taxes relating thereto, shall be charged to the Revolving Loan Account and added to the Liabilities."

          (o) Exhibits 1-6, 5-2, 5-3, 5-4, 5-5, 5-6, 5-7, 5-9, 5-12, 7-1, 7-2,
     9-4, 9-10 and 9-11 to the Loan Agreement are hereby stricken in their entirety and the following new Exhibits 1-6, 5-2, 5-3, 5-4, 5-5, 5-6, 5-7, 5-9, 5-12, 7-1, 7-2, 9-4, 9-10 and 9-11 attached hereto substituted therefor.

     3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender:

          (a) The replacement note substantially in the form of EXHIBIT A hereto, duly executed on behalf of the Borrower (the "REPLACEMENT NOTE") and the return to the Borrower, iParty Retail, of the original existing note;

          (b) An assumption agreement substantially in the form of Exhibit D hereto, duly executed on behalf of the Borrower; and

          (c) A multi-entity guaranty substantially in the form of EXHIBIT E hereto, duly executed on behalf of the Borrower.

     5. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and the Replacement Note and to perform all of their obligations hereunder, and this Amendment and the Replacement Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Note have been duly authorized by all necessary action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign,
               (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which any of them or their properties may be bound or affected.

          (c) Except as set forth on "SCHEDULE 5(C)" hereto, all of the representations and warranties contained in Article V of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     6. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby. Any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

     7. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment. Upon satisfaction of each of the conditions set forth in paragraph 4 hereof, the definition of "Note" and all references thereto in the Loan Agreement shall be deemed amended to describe the Replacement Note, which Replacement Note shall be issued by the Borrower to the Lender in replacement, renewal and amendment, but not in repayment, of the Note.

     8. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, and related to the Loan Agreement or Loan Documents which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     9. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     10. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.



                          [SIGNATURES PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                    BORROWER

                                    IPARTY RETAIL STORES CORP.


                                    By:  /s/ Patrick Farrell
                                        --------------------------------------

                                    Name:  Patrick Farrell
                                         -------------------------------------

                                    Title: President
                                         -------------------------------------


                                    BORROWER

                                    IPARTY CORP.

                                    By:  /s/ Patrick Farrell
                                        --------------------------------------

                                    Name: Patrick Farrell
                                        --------------------------------------

                                    Title: President
                                        --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                     LENDER

                                     WELLS FARGO RETAIL FINANCE, L.L.C.


                                     By: /s/ Daniel F. O'Rourke
                                         ---------------------------------------
                                         Daniel F. O'Rourke, Vice President

                                    EXHIBIT A


                                   MASTER NOTE
                                   (REVOLVING)

$7,500,000.00                                              Boston, Massachusetts
                                                               May 23, 2002


     For value received, the undersigned, jointly and severally (the "BORROWER"), hereby promises to pay on July 31, 2004, to the order of Wells Fargo Retail Finance, L.L.C., a Delaware limited liability company (the "LENDER"), at its main office in Boston, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan and Security Agreement dated August 23, 2000, as amended, (the "LOAN AGREEMENT") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

     This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Master Note referred to in the Loan Agreement. This Note supercedes, and is issued in replacement for, but not in satisfaction of, a Master Note (Revolving) dated as of August 23, 2000, issued by the Borrower to the order of Lender in the original principal amount of $7,500,000.

     This Note is secured, among other things, pursuant to the Loan Agreement and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     This Note shall be deemed to be under seal.


WITNESS:                           IPARTY RETAIL STORES CORP.


                                   By:______________________________________

                                   Name:____________________________________

                                   Title:___________________________________


                                   IPARTY CORP.


                                   By:______________________________________

                                   Name:____________________________________

                                   tle:_____________________________________

                                    EXHIBIT D


                              ASSUMPTION AGREEMENT


     AGREEMENT made this 23rd day of May 2002, between Wells Fargo Retail Finance, L.L.C., a Delaware limited liability company with a usual place of business at One Boston Place, 18th Floor, Boston, Massachusetts 02108 (hereinafter the "LENDER"), and iParty Corp. a Delaware corporation with a usual place of business at 1457 VFW Parkway, West Roxbury, Massachusetts 02132 (hereinafter the "COMPANY").

     WHEREAS, iParty Retail Stores Corp., a Delaware corporation and iParty Corp., a Delaware corporation (collectively, the "BORROWER"), entered into a Loan and Security Agreement with the Lender dated as of August 23, 2000, as amended by First Amendment dated May 23, 2002 (the "LOAN AGREEMENT"); and

     WHEREAS, the Company desires to become a Borrower under the Loan Agreement in accordance with the procedures set forth in Section 14-19 of the Loan Agreement; and

     WHEREAS, the Company and the Borrower desire the consent of the Lender to add the Company as part of the Borrower.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Lender consents to the Company becoming a Borrower under the Loan Agreement on the condition that the rights of the Lender shall not in any manner be impaired nor shall any Liability or obligation or any claim or demand existing by the Lender against the Borrower be released or impaired by such addition of the Company as a Borrower and that the Company assume and be liable for all Liabilities of the Borrower to the Lender in the same manner and to the same extent as if the Company itself was an original signatory to the Loan Agreement and named as the Borrower therein.

     2. The Company hereby agrees to assume all obligations and Liabilities of the Borrower to the Lender pursuant to the Loan Agreement, which Loan Agreement is incorporated herein by reference, and to be liable for the same in the manner and to the extent as if the Company itself had incurred such obligations or Liabilities and had executed the Loan Agreement, and further agrees to ratify and confirm the terms of this Agreement by executing such promissory notes and other documents as the Lender may required.

     3. The Company confirms to the Lender that the Lender has and hereby grants to the Lender a continuing security interest in the Collateral as security for all Liabilities of the Company and the Borrower to the Lender.

     4. The Company confirms to the Lender, and hereby assumes, joint and several liability with each other Borrower pursuant to Section 14-20 of the Loan Agreement.

     5. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this document to be executed as of the date and year first above written.

                                     IPARTY CORP.


                                     By:______________________________________


                                     WELLS FARGO RETAIL FINANCE, L.L.C.


                                     By:______________________________________


ASSENTED TO:

IPARTY RETAIL STORES CORP.
IPARTY CORP.


By:___________________________________

                                    EXHIBIT E


                              MULTI-ENTITY GUARANTY
                                   (UNLIMITED)


TO:      Wells Fargo Retail Finance, L.L.C.
         One Boston Place, 18th Floor
         Boston, MA  02108


     1. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. In consideration of the Lender extending credit or otherwise in its discretion giving time, financial or banking facilities or accommodations to any one or more of the undersigned (each a "BORROWER" with respect to such extensions of credit, facilities or accommodations), each undersigned hereby unconditionally guarantees to the Lender (each undersigned being referred to as a "GUARANTOR" with respect to its guaranty obligations set forth herein) that (a) each Borrower will duly and punctually pay or perform, at the place specified therefor or, if no place is specified, at the Lender's main office in Boston, Massachusetts or at such other location designated by Lender, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of any Borrower to the Lender now or hereafter owing or incurred (including without limitation reasonable costs and expenses incurred by the Lender in attempting to collect or enforce any of the foregoing) which are chargeable to any Borrower either by law or under the terms of the Lender's arrangements with such Borrower, accrued in each case to the date of payment hereunder (collectively, the "OBLIGATIONS" and individually, an "OBLIGATION"); and (b) if there is an agreement evidencing or executed and delivered in connection with any Obligation, each Borrower will perform in all other respects strictly in accordance with the terms thereof. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by each Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from any Borrower or resort to any security or any other means of obtaining payment of any of the Obligations which the Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by any Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Lender, become forthwith due and payable to the Lender without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor hereunder may be required by the Lender on any number of occasions.

     2. GUARANTORS' FURTHER AGREEMENTS TO PAY. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Lender forthwith upon demand, in funds immediately available to the Lender, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the usual rate charged by the Lender to each of the undersigned respectively.

     3. UNLIMITED LIABILITY OF GUARANTORS. The liability of each Guarantor hereunder shall be unlimited.

     4. TERMINATION OF GUARANTY. The obligations of each Guarantor under this Guaranty shall continue in full force and effect until all Obligations are fully paid and performed.

     5. SECURITY; SETOFF. Each Guarantor grants to the Lender, as security for the full and punctual payment and performance of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Lender and in all deposits and other sums credited by or due from the Lender to such Guarantor or subject to withdrawal by such Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Lender may at any time and without notice to such Guarantor set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

     6. LENDER'S FREEDOM TO DEAL WITH BORROWERS AND OTHER PARTIES. The Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with each Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Lender in its sole discretion deems fit, and to this end each Guarantor gives to the Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to any Borrower at such times, in such amounts and on such terms as the Lender may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Lender of any Borrower or of any such other party, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or acquires after the date hereof, (e) accept partial payments from any Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with any Borrower or any such other party.

     7. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWERS; INVALIDITY OF SECURITY OR OTHER GUARANTIES. If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from any Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

     8. WAIVERS BY GUARANTORS. Each Guarantor waives: notice of acceptance thereof, notice of any action taken or omitted by the Lender in reliance hereon, and any requirement that the Lender be diligent or prompt in making demands hereunder, giving notice of any default by any Borrower or asserting any other right of the Lender hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of such Guarantor's obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

     9. NO CONTEST WITH LENDER. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Lender) or by any means or on any other ground, claim any setoff or counterclaim against any Borrower in respect of any liability of such Guarantor to such Borrower or, in proceedings pursuant to Title 11 of the United States Code entitled "Bankruptcy" (commonly referred to as the Bankruptcy Code) or insolvency proceedings of any nature, prove in competition with the Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of any Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Lender may hold or in which it may have any share.

     10. WAIVER OF SUBROGATION. Until such time as all outstanding Liabilities are paid and discharged in full, each Guarantor agrees that the Guarantors shall not have, and hereby expressly waive, (1) any right to subrogation or indemnification, and any other right to payment from or reimbursement by the Borrower in connection with or as a consequence of any payment made by any Guarantor hereunder, (2) any right to enforce any right or remedy which Lender has or may hereafter have against any of the Borrowers, and (3) any benefit of, and any right to participate in, (a) any collateral now or hereafter held by Lender, or (b) any payment to Lender by, or collection by Lender from, any Borrower.

     11. DEMANDS AND NOTICES. Any demand on or notice to any Guarantor shall be in writing and shall be effective when handed to such Guarantor or left at or mailed or sent by telegraph to such Guarantor's usual or last know address.

     12. AMENDMENTS, WAIVERS, ETC. Except as otherwise provided in Paragraph 6 of this Guaranty, no provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Lender and the Guarantor to be affected by the same, expressly referring the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

     13. SECURED AND COTERMINOUS OBLIGATIONS. The Obligations of the Borrowers are secured pursuant to a Loan and Security Agreement dated August 23, 2000, as amended by a First Amendment to Loan and Security Agreement of even date herewith (the "LOAN AGREEMENT"). The termination of any of the aforementioned Loan Agreement or the occurrence of a default under this Guaranty shall constitute a default under each of the aforementioned Loan Agreement.

     14. MISCELLANEOUS PROVISIONS. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of

Massachusetts and shall inure to the benefit of the Lender and its successors in title and assigns, and shall be binding on the Guarantors and the Guarantors' respective successors in title and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty or have caused this Guaranty to be executed on their behalf by an officer or other person thereunto duly authorized this day of May 2002.


Witness:                              IPARTY RETAIL STORES CORP.



                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________


                                      IPARTY CORP.



                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________

                                  EXHIBIT 9-11


FINANCIAL COVENANTS:

MINIMUM EXCESS AVAILABILITY
Borrower shall maintain Availability of at least $300,000, measured at the end of each month.